 EXHIBIT 32.1

SECTION 906 CERTIFICATION OF

 PRINCIPAL EXECUTIVE OFFICER

OF AGENTIX CORP.

In connection with the accompanying Annual Report on Form 10-K of Agentix Corp. for the year ended August 31, 2019, the undersigned, Rudy Mazzocchi, President and Chief Executive Officer of Agentix Corp., does hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	such Annual Report on Form 10-K for the year ended August 31, 2019 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)

the information contained in such Annual Report on Form 10-K for the year ended August 31, 2019 fairly presents, in all material respects, the financial condition and results of operations of Agentix Corp.

Date: November 23, 2020	By:	/s/ Rudy Mazzocchi
Rudy Mazzocchi
President and Chief Executive Officer (principal executive officer)